Exhibit 10.8
EXHIBIT A
PATENT LICENSE AGREEMENT
     THIS PATENT LICENSE AGREEMENT (“Agreement”) is entered into and effective this                      day of                     , 1999, by and between Sutura, Inc., & Delaware corporation having a place of business at 17080 Newhope Street, Fountain Valley, California 92708 (“LICENSOR.”) and Sterilis, Inc., a California corporation also having a place of business at 17080 Newhope Street, Fountain Valley, California 92708 (“LICENSEE”).
RECITALS
        A. LICENSOR is the owner of certain Licensed Patents (defined below) relating to suturing devices,
        B. LICENSEE desires to obtain an exclusive, worldwide license to manufacture and sell Such devices in LICENSEE’s Field of Use (as defined below), and LICENSOR is willing to grant such a license to LICENSEE.
        NOW, THEREFORE, in consideration of the promises, mutual promises and covenants contained herein, the parties agree as follows:

I.	DEFINITIONS
        For purposes of this Agreement, the following terms shall have the meanings set forth below:
        A. “Licensed Patents” shall mean the patents and patent applications listed in Exhibit A, including all divisions, continuations and continuation-in-part thereof, all patent applications claiming priority therefrom, and all patents\ which may be granted thereon, all rights of priority, and all reissues, re-examinations, and extensions thereof.
        B. “LICENSEE’s Field of Use” shall mean the obstetrical and/or gynecological field or market.
        C. “Licensed Products” shall mean [illegible] devices covered by one or more claims of the Licensed Patents.

II.	GRANT OF RIGHTS
        A. LICENSOR hereby grants to LICENSEE, and LICENSEE accepts an exclusive, worldwide License under the licensed Patents to (a) make, have made, and import Licensed Products, and (b) use and sell (or otherwise dispose of) Licenced Products solely within LICENSEE’s Field of Use.
        B. LICENSEE shall have the right to sublicense any of the rights provided to LICENSEE by the terms of the Agreement.

III.	PAYMENT
        As monotary consideration for the license granted herein, LICENSEE shall pay to LICENSOR a nonrefundable license fee of Two Hundred Fifty Thousand Dollars (3250,000) upon execution of this Agreement.

IV.	OWNERSHIP
        A. LICENSEE acknowledges that LICENSOR is the sole owner of the Licensed Patents, and LICENSEE agrees that it does not obtain any interest in the licensed Patents except for the rights granted herein.
        B. LICENSEE agrees not to take any action challenging or opposing, on any grounds whatsoever, the ownership by LICENSOR of the Licensed Patents, or LICENSOR’s Intellectual property rights therein. Furthermore, LICENSEE agrees not to contest the validity or enforceability, or assist to request any third party to contest the validity or enforceability of any of the licensed Patents, to the extent and in jurisdictions where permitted by law, in any judicial, governmental, or quasi-governmental suit or proceeding; and not to request reexamination, or assist or request any third party to request reexamination of any of the Licensed Patents, to the extent and in jurisdictions where permitted by law.

V.	TERM
        Unless sooner canceled or terminated as provided herein, the license granted herein shall terminate on the expiration date of the last expiring of the Licensed Patents.

VI.	TERMINATION
        A. If any breach or default in respect of any of the terms of this Agreement by either of the parties hereto shall occur, the other of said parties shall have the right to provide written notice specifying in detail the nature of the breach or default and if said alleged breach or default has, in fact, occurred and is not cured within sixty (60) days from the date of mailing of the written notice [illegible] the other of said parties shall have the right to terminate this Agreement upon giving an additional fifteen (15) days notice to the defaulting party of its intent to terminate, and this Agreement shall terminate at the end of such notice.
        B. For purposes of this Agreement, an event of default shall occur If (1) LICENSEE or LICENSOR fails to perform any of their respective obligations hereunder, or (2) LICENSEE becomes insolvent, or in financial difficulty, or the business of LICENSEE is placed in the hands of a receiver or trustee, or an assignment is made for the benefit of creditors of LICENSEE, if permitted by law.
        C. Certain provisions of this Agreement necessary to carry out the intent of the parties, including, without limitation, Sections IV, VII, IX, XII, and XIII shall survive the termination or expiration of this Agreement.

VII.	DUTIES UPON TERMINATION
        Upon any termination of this Agreement, LICENSEE shall: (1) Immediately cease manufacturing and selling all Licensed Products; and (2) make no further use of any of LICENSOR’s rights conferred in LICENSEE by this Agreement.

VIII.	PATENT MARKING
        LICENSES shall mark each Licensed Product that is made, used, sold or imported pursuant to the provisions herein with a patent notice in compliance with the applicable salutary requirements.

IX.	WARRANTIES
        LICENSOR makes no representation, guarantee or warranty that any patent claim that is being licensed, or that be licensed, hereunder is valid. In addition nothing in this Agreement shall be construed as a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties.

X.	ENFORCEMENT OF RIGHTS
        A. LICENSEE shall have the right, but not the obligation, to instigate any lawsuit, at its own expense, to enforce the Licensed Patents in LICENSEE’s field of Use.
        B. LICENSOR shall have the right, but not the obligation, to instigate any lawsuit, at its own expense, to enforce the Licensed Patents outside LICENSEE’s Field of Use.
        C. Each party agrees to cooperate with and assist the other party, at the other party’s expense, in enforcing, protecting, and defending the Licensed Patents, to the extent reasonably necessary, including but not limited to, being joined as a necessary or desirable party to any legal proceedings.

XI	PROSECUTION AND MAINTENANCE
        The entire patent process relating to procurement and maintenance of Licensed Patents, including without limitation, prosecution of patents applications and maintenance, reexamination, reissue sad extension of patents, shall be in the sole control and at the sole discretion of LICENSOR, and LICENSOR shall have no obligation to take any action, such as but net limited to, responding to patent Office Actions or paying maintenance fees or annuities, to keep the Licensed Patents pending or in force.

XII. INDEMNIFICATION
     LICENSEE hereby agrees to indemnify, defend, and hold LICENSOR harmless from and against any and all china, liability, loss, costs, damage or expense (including attorney’ fees and costs) arising from or in any matter connected with: (i) the infringement or alleged infringement of any third party rights resulting from the manufacture or sale of Licensed Products; or (ii) the operation of LICENSEE’s business as it relates to this Agreement.
XIII. GENERAL PROVISIONS
     A. The parties hereby agree that this Agreement merely constitutes a licensing agreement, and that no agency, joint venture or partnership is created thereby, and that neither party shall incur obligations in the name of the other party without said other party’s prior written consent.
     B. This Agreement shall be governed and construed in accordance with the laws of the State of California, and the parties agree that it is executed and delivered in that state. In the event that any legal action becomes necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to such reasonable attorneys’ fees, expert witness fees and legal expenses as may be fixed by a court of competent jurisdiction.
     C. LICENSEE acknowledges that there will be no adequate remedy at law for its failure to comply with the terms herewith. Accordingly, in the event LICENSEE fails to comply with the terms of this Agreement, LICENSEE acknowledges and agrees that LICENSOR shall have the right to have any breach or default of this Agreement remedied by equitable relief by way of a temporary restraining order, preliminary injunction, permanent injunction, and such other alternative relief as may be appropriate without the necessary of LICENSOR posting any bond or proving any damaged.
     D. Any notice, request, demand, statement or other writing required or permitted by this Agreement shall he deemed sufficiently given to or made upon the parties hereto when personally received, delivered by first class certified or registered mail, postage prepaid, or delivered by overnight express courier to the addresses set forth on the first page of this Agreement or such other address of which the parties receive written notice.
     E. No failure or delay on the part of either party hereto in insisting upon or enforcing or resorting to any of in power, rights, remedies, or option hereunder, and no partial or single exercise thereof, shall continue & waiver of any such, powers, right, remedies or options, unless such waiver be in writing, signed by the party to be charged.
     F. If any provision of this Agreement should be held to be void or unenforceable, in whole or in part, the court or tribunal so holding chill reform the provision to make it enforceable while maintaining the spirit and goal of the provision, and if the court or tribunal finds it cannot so reform that provision such provision or part thereof shall be treated as severable, leaving valid the remainder of this Agreement.

     G. This Agreement constitutes the entire understanding and agreement of the parties, and there are no representation, warranties, promises, or undertakings other than those contained herein. As to the subject matter hereof this Agreement supersedes and cancels all previous agreements between the parties hereto. No course of conduct or dealing between the parties shall act as a modification or waiver of any provision of this Agreement and no waiver or modification of any of the terms or provisions of this Agreement shall be valid, unless contained in a single written document signed by both parties.
     H. This Agreement may be assigned by either party without the consent of the other party.
     I. This Agreement shall be binding upon the parties hereto and their respective subsidiaries, affiliates, heirs, legal representatives, successors and assigns.
     J. The headings in this Agreement are intended for convenience only, and shall not be used to interpret the meaning of this Agreement or to determine the rights of the parties.
     K. Each party shall perform any further acts and sign and deliver any further documents that are reasonable necessary to effectuate the provisions of the spirit of this Agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed effective as of the day and year first above written.

[ILLEGIBLE], INC,

Date:	By:	/s/ Anthony A. Nobels

Anthony A. Nobels

Printed Name

CEO/PRES

Title

STERILIS, INC.

Date:	By:	/s/ Egbert Ratering

EGBERT RATERING

Printed Name

EXECUTIVE VICE PRESIDENT

Title

EXHIBIT A
Licenced Patent
U.S. Patent Applications:

Serial Number	Filing Date	Title

60/002,769	August 24, 1995	SUTURING DEVICE AND METHOD

09/231,177	January 14, 1999	SUTURING DEVICE FOR SEALING ARTERY FOLLOWING ANGIOGRAM

60/134,141	May 14, 1999	KNOT PUSHER
U.S. Patents:

Patent Number	Issue Date	Title

5,860,990	January 19, 1999	METHOD AND APPARATUS FOR SUTURING

5,820,631	October 13, 1998	DEVICE AND METHOD FOR SUTURING TISSUE ADJACENT TO A BLOOD VESSEL
Foreign Patent Applications:

Country	Serial Number	Filing Date	Title

PCT	PCT/US99/03904	February 23, 1999	SUTURING DEVICE FOR SEALING AN OPENING IN A BLOOD VESSEL OR OTHER BIOLOGICAL STRUCTURE

Europe	99301495.0	March 1, 1999	SUTURING DEVICE FOR SEALING AN OPENING IN A BLOOD VESSEL OR OTHER BIOLOGICAL STRUCTURE

Japan	62080/1999	March 9, 1999	SUTURING DEVICE FOR SEALING AW OPENING IN A BLOOD VESSEL OR OTHER BIOLOGICAL STRUCTURE